                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, DC  20549



                                  __________

                                   FORM 8-K

                                CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):
                                January  5, 1996


                                  __________


                                 W.H. Brady Co.

             (Exact name of registrant as specified in its charter)


          Wisconsin                   0-12730                   39-0178960
  (State or other jurisdiction    (Commission File             (IRS Employer
        of incorporation)              Number)                 Identification
                                                                   Number)


                    6555 West Good Hope Road, P. O. Box 571
                            Milwaukee, WI 53201-0571
                    (Address of principal executive offices)


                                 (414) 358-6600
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.


        On January 5, 1996, the Brady USA, Inc. subsidiary of W. H. Brady Co. ("Brady") initiated an injunctive action and arbitration proceeding against Varitronic Systems, Inc., seeking to compel Varitronic to supply certain identification products to Brady USA in accordance with existing agreements between them or, in the alternative, for damages in excess of $28 million. Brady's press release describing the actions is attached as Exhibit 1.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             W.H. BRADY CO.



January 8, 1996                              /s/ Donald P. DeLuca
----------------------                       ---------------------------------
Date                                         by:     Donald P. DeLuca
                                                     Senior Vice President and
                                                     Chief Financial Officer
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                                   EXHIBIT 1



                                               For more information, contact:
                                               Donald P. DeLuca, (414) 358-6600


FOR IMMEDIATE RELEASE

W.H. Brady Co. Subsidiary Files Arbitration Complaint Against Varitronic Systems, Inc.

MILWAUKEE, Wis. (January 8, 1996)--W.H. Brady Co. (Nasdaq: BRCOA) today announced that its Brady USA, Inc. subsidiary has filed an arbitration complaint and request for injunctive action against Varitronic Systems, Inc., Minneapolis, Minn. The purpose of the action is to compel Varitronic (Nasdaq:
VRSY) to fulfill contractual agreements it has with Brady USA, Inc., Milwaukee, concerning the supply of certain identification products or, alternatively, to pay damages.

        In late November 1995, Varitronic advised Brady that it would terminate the agreement under which Brady USA, Inc. has exclusive private-label distribution rights in the industrial market for three Varitronic printers. The printers are sold by Brady under the Labelizer, Labelizer Plus and LabelLite names. Varitronic also attempted to revise the established pricing schedule provided under the agreement.

        In both the arbitration complaint and request for injunctive action, Brady has alleged that Varitronic Systems, Inc.'s actions violate the Wisconsin Fair Dealership Law and existing contracts between the parties. Brady seeks to require Varitronic to honor the contracts or pay damages in excess of $28 million.

        In announcing the legal action, W.H. Brady Co. Senior Vice President Donald P. DeLuca said, "We believe Varitronic's failure to honor existing contracts is unlawful, and we will pursue our available legal remedies."

        The three printing systems involved in the dispute accounted for $16.8 million, or about 5 percent of W.H. Brady Co.'s total fiscal 1995 sales of $314 million, according to DeLuca.

        "Brady markets several other printing systems, from dot-matrix to thermal-transfer systems, unrelated to Varitronic. And, as part of our focus on continuous improvement and innovation, we continue to develop new printing systems and materials in house as well as pursue alternative sources of systems," he said.

        W.H. Brady Co. is an international identification and specialty tape products manufacturer. Brady's more than 30,000 stock and custom products include high-performance labels; precision adhesive parts for semiconductors, hard disk drives and microfloppy disks; safety devices; pipe markers; signs; software; and industrial printing and labeling systems. The company has manufacturing operations in Singapore, Japan, Australia, Belgium, England, Canada, Scotland and the United States and sales/customer service offices in Hong Kong, South Korea, Italy, Sweden, France, Germany and New Zealand. Headquartered in Milwaukee, Wis., Brady employs more than 2,100 people worldwide.